EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS
AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Donald H. Anderson, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of TransMontaigne Inc., and, except as corrected or supplemented in a subsequent covered report:

*	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report; and
*
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

*	the Annual Report on Form 10-K of TransMontaigne Inc. filed with the Commission on September 27, 2002;
*	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of TransMontaigne Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
*	any amendments to any of the foregoing.

/s/ DONALD H. ANDERSON
Donald H. Anderson October 2, 2002

STATE OF COLORADO	)
) ss:
CITY AND COUNTY OF DENVER	)

Before me, a Notary Public in and for the State of Colorado, personally appeared the above named Donald H. Anderson who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

Dated October 2, 2002

/s/ YVETTE A. ARCENEAUX
Yvette A. Arceneaux, Notary Public My Commission Expires: September 30, 2004